EXHIBIT 99.1
                                                                    ------------
FOR IMMEDIATE RELEASE
--------------------------------------------------------------------------------
July 28, 2004

FOR MORE INFORMATION, CONTACT:
--------------------------------------------------------------------------------
John M. Lilly, Treasurer and Chief Financial Officer (413) 747-1465

Nasdaq Symbol - WBKC


                WESTBANK CORPORATION ANNOUNCES QUARTERLY EARNINGS

West Springfield, MA -- Westbank Corporation (Nasdaq: WBKC) today reported quarterly net income of $1,444,000, representing $0.30 per share (diluted), while earnings for the six-month period ended June 30, 2004 totaled $3,029,000 or $0.63 per share (diluted). Earnings for the second quarter of 2003 totaled $1,502,000 or $0.32 per share (diluted) and $3,008,000 or $0.63 per share
(diluted) for the first six months of 2003.

Net interest income improved to $5,611,000 for the quarter, an increase of $262,000, the result of earning asset growth, while the corporation's net interest margin for the quarter and year to date was 3.22% and 3.25% respectively.

Non-interest income for the three-month period ended June 30, 2004 increased to $1,017,000 versus $994,000 for the same quarter during 2003. Included in the most recent quarter were gains on sales of securities and loans of $165,000 and $47,000 respectively versus gains on sales of securities and loans totaling $4,000 and $246,000 respectively during the second quarter of 2003. Operating expenses for the period totaled $4,503,000 versus $4,229,000 for the second quarter of 2003. The increase in operating expenses is a result of the overall growth of the Corporation.

As of June 30, 2004, assets totaled $766.1 million, an increase of $115.7 million or 18%. Investments increased by $163.6 million and total $286.2 million, while loans totaled $427.9 million at the end of June 2004. Deposits also showed significant growth, totaling $583.9 million versus $537.3 million at June 30, 2003.

Asset quality remains strong, with non-performing assets totaling $1,866,000 and representing just 0.24% of total assets. During the quarter, the Corporation's provision for loan losses was $-0- and the allowance for loan losses to total loans was 0.99%.

Stockholders' equity for the period ended June 30, 2004 totaled $44,486,000, representing a book value of $9.48. The results of the six months ended June 30,2004 represent a return on assets of 0.83% and a return on equity of 13.3%.

"We continue to be pleased with the results of the Corporation," according to Donald R. Chase, President and Chief Executive Officer. "Although residential real estate volume has slowed, the Corporation has seen a significant pick-up in commercial loans and commercial real estate volume. Going into the third quarter, commercial loan and mortgage commitments are in excess of $43 million."

Chase continued, "We are also very pleased to have been recognized by U.S. BANKERS MAGAZINE as one of the top 200 publicly traded community banks in the United States. Westbank Corporation ranked 77th based on three years' return on equity and was the only western Massachusetts bank recognized in the top 200."

Westbank Corporation is the holding company for Westbank of West Springfield, Massachusetts, a commercial bank and trust company operating 18 banking offices in Massachusetts and Connecticut.

CONDENSED CONSOLIDATED BALANCE SHEETS
WESTBANK CORPORATION AND SUBSIDIARIES


June 30, (Unaudited)
(DOLLAR AMOUNTS IN THOUSANDS)                        2004              2003
===============================================================================

ASSETS
Cash and due from banks
   Non-interest bearing                          $     19,499      $     20,036
   Interest bearing                                         7                83
Federal funds sold                                        529            24,922
Securities held to maturity                            71,974               317
Securities available for sale                         214,181           122,254
Loans                                            $    427,899      $    456,593
   (Less) allowance for loan losses                     4,227             5,122
-------------------------------------------------------------------------------
Net loans                                             423,672           451,471
Bank premises and equipment                             6,636             6,351
Other real estate owned - net                             706
Goodwill                                                8,837             8,837
Intangible assets                                         929
Investment in unconsolidated investee                     526               526
Other assets                                           18,588            15,567
-------------------------------------------------------------------------------
TOTAL ASSETS                                     $    766,084      $    650,364
===============================================================================


LIABILITIES AND EQUITY
Deposits
   Non-interest bearing                          $     82,443      $     72,493
   Interest bearing                                   501,505           464,790
-------------------------------------------------------------------------------
      Total Deposits                                  583,948           537,283
Funds borrowed                                        116,287            46,403
Payable to Westbank Capital Trust 1                    17,526            17,526
Other liabilities                                       3,837             4,945
-------------------------------------------------------------------------------
   Total Liabilities                                  721,598           606,157
-------------------------------------------------------------------------------
Stockholders' Equity
   Common stock                                         9,493             9,047
   Unearned compensation -
      restricted stock award                           (1,764)
   Additional paid in capital                          20,443            14,516
   Retained earnings                                   19,692            20,731
   Treasury stock                                      (1,108)           (1,917)
   Accumulated other comprehensive
      income (loss)                                    (2,270)            1,830
-------------------------------------------------------------------------------
      Total Stockholders' Equity                       44,486            44,207
-------------------------------------------------------------------------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY       $    766,084      $    650,364
===============================================================================

CONDENSED CONSOLIDATED STATEMENTS OF INCOME
WESTBANK CORPORATION AND SUBSIDIARIES




June 30, (Unaudited)                         Quarter Ended                   Six Months Ended
(DOLLAR AMOUNTS IN THOUSANDS,         ---------------------------       ---------------------------
EXCEPT PER SHARE DATA)                   2004             2003 (1)         2004             2003 (1)
---------------------------------------------------------------------------------------------------
Income:
   Interest and fees on loans         $    5,997       $    7,281       $   12,186       $   14,914
   Interest on securities                  3,240            1,598            6,104            3,267
   Interest on federal funds sold              2               54                9              116
---------------------------------------------------------------------------------------------------
Total interest income                      9,239            8,933           18,299           18,297
Interest expense                           3,628            3,584            7,157            7,432
---------------------------------------------------------------------------------------------------
Net interest income                        5,611            5,349           11,142           10,865
Provision for loan losses
---------------------------------------------------------------------------------------------------
Net interest income after provision        5,611            5,349           11,142           10,865
---------------------------------------------------------------------------------------------------
Gain/(loss) on sale of securities
   available for sale                        165                4              227              263
Gain/(loss) on sale of loans                  47              246              427              246
Other non-interest income                    805              744            1,679            1,478
---------------------------------------------------------------------------------------------------
Total non-interest income                  1,017              994            2,333            1,987
---------------------------------------------------------------------------------------------------
Operating Expenses:
   Salaries and benefits                   2,567            2,443            5,163            4,813
   Other operating expenses                1,551            1,421            3,080            2,768
   Occupancy - net                           385              365              846              810
---------------------------------------------------------------------------------------------------
Total operating expenses                   4,503            4,229            9,089            8,391
---------------------------------------------------------------------------------------------------
Income before income taxes                 2,125            2,114            4,386            4,461
Income taxes                                 681              612            1,357            1,453
---------------------------------------------------------------------------------------------------
Net Income                            $    1,444       $    1,502       $    3,029       $    3,008
===================================================================================================

Earnings per share
       - Basic                        $     0.32       $     0.33       $     0.67       $     0.66
       - Diluted                      $     0.30       $     0.32       $     0.63       $     0.63
Weighted average shares outstanding
       - Basic                         4,573,803        4,600,565        4,511,505        4,581,224
       - Diluted                       4,839,609        4,763,909        4,782,541        4,740,314



(1) Share amounts and earnings per share are adjusted for the 5% stock dividend and distribution in May 2004.